As filed with the Securities and Exchange Commission on July 19, 2011

Registration No. 333-47386

Registration No. 333-59288

Registration No. 333-84632

Registration No. 333-88334

Registration No. 333-100341

Registration No. 333-107210

Registration No. 333-111697

Registration No. 333-118216

Registration No. 333-131668

Registration No. 333-141403

Registration No. 333-145724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to Form S-3 Registration Statement No. 333-47386

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-59288

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-84632

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-88334

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-100341

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-107210

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-111697

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-118216

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-131668

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-141403

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-145724

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orthovita, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2694857
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Great Valley Parkway

Malvern, PA 19355

(610) 640-1775

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mary Anne McDonald

Vice President, Secretary

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

(610) 640-1775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Richard C. Witzel, Jr.

Skadden, Arps, Slate, Meagher & Flom LLP

155 N. Wacker Dr.

Chicago, IL 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Orthovita, Inc., a Pennsylvania corporation (the “Company”) on Form S-3 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

1.	Registration Statement 333-47386, registering 3,032,395 shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), including up to 1,316,716 shares underlying warrants, which was filed with the SEC on October 5, 2000, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on November 7, 2000, Post-Effective Amendment No. 1, which was filed with the SEC on August 17, 2001 and Post-Effective Amendment No. 2, which was filed with the SEC on September 14, 2001.

2.	Registration Statement 333-59288, registering 3,737,156 shares of Common Stock, including up to 988,432 shares underlying warrants and 206,830 shares underlying purchase rights pursuant to a subscription agreement, which was filed with the SEC on April 20, 2001, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on May 4, 2001, Pre-Effective Amendment No. 2, which was filed with the SEC on May 24, 2001, Pre-Effective Amendment No. 3, which was filed with the SEC on June 20, 2001, Pre-Effective Amendment No. 4, which was filed with the SEC on July 13, 2001, Pre-Effective Amendment No. 5, which was filed with the SEC on August 17, 2001, and Post-Effective Amendment No. 1, which was filed with the SEC on February 1, 2002.

3.	Registration Statement 333-84632, registering 1,125,000 shares of Common Stock, which was filed with the SEC on March 20, 2002, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on April 22, 2002 and Pre-Effective Amendment No. 2, which was filed with the SEC on May 15, 2002.

4.	Registration Statement 333-88334, registering 1,721,763 shares of Common Stock, which was filed with the SEC on May 15, 2002.

5.	Registration Statement 333-100341, registering 23,076,200 shares of Common Stock, which was filed with the SEC on October 4, 2002, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on November 21, 2002, Pre-Effective Amendment No. 2, which was filed with the SEC on January 3, 2003 and Pre-Effective Amendment No. 3, which was filed with the SEC on February 6, 2003.

6.	Registration Statement 333-107210, registering 6,018,215 shares of Common Stock, including up to 1,125,359 shares underlying warrants, which was filed with the SEC on July 21, 2003.

7.	Registration Statement 333-111697, registering 10,000,000 shares of Common Stock, which was filed with the SEC on January 2, 2004.

8.	Registration Statement 333-118216, registering 29,499 shares of Common Stock, which was filed with the SEC on August 13, 2004.

9.	Registration Statement 333-131668, registering $40,000,000 in Common Stock, preferred stock, par value $0.01 per share (the “Preferred Stock”), debt securities, warrants to purchase Common Stock, warrants to purchase Preferred Stock, warrants to purchase debt securities, depositary shares, stock purchase contracts and stock purchase units, which was filed with the SEC on February 8, 2006, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on May 23, 2006.

10.	Registration Statement 333-141403, registering $100,000,000 in Common Stock, Preferred Stock, debt securities, warrants to purchase Common Stock, warrants to purchase Preferred Stock, warrants to purchase debt securities, depositary shares, stock purchase contracts and stock purchase units, which was filed with the SEC on March 19, 2007.

11.	Registration Statement 333-145724, registering 2,602,640 shares of Common Stock, including up to 1,466,276 shares underlying warrants, which was filed with the SEC on August 27, 2007.

On June 27, 2011, pursuant to that certain Agreement and Plan of Merger, dated May 16, 2011 (the “Merger Agreement”), among Stryker Corporation, a Michigan corporation (“Parent”), Owl Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent, and the Company, the Company became an indirect wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

These post-effective amendments to the Registration Statements are being filed to remove from registration, as of the effectiveness of these post-effective amendments, any and all securities of the Company that are registered under the Registration Statements that remain unsold as of the effectiveness of the post-effective amendments, and to terminate the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, commonwealth of Pennsylvania, on this 19th day of July, 2011.

Orthovita, Inc.

By:	/s/ Kevin A. Lobo
Kevin A. Lobo President

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to registration statements on Form S-8 have been signed by the following persons in the capacities indicated below on this 19th day of July, 2011.

Signature	Title

/s/ Kevin A. Lobo	President
Kevin A. Lobo	(Principal Executive Officer)

/s/ Wayne D. Dahlberg	Vice President, Finance
Wayne D. Dahlberg	(Principal Financial and Accounting Officer)

/s/ Mary Anne McDonald	Director
Mary Anne McDonald

/s/ Tony M. McKinney	Director
Tony M. McKinney